Exhibit 99.1

Contact: Jeff Harkins Investor Relations 940-297-4131 jharkins@sallybeauty.com

Sally Beauty Holdings Reports First Quarter Fiscal 2026 Results

•	Q1 Consolidated Net Sales Increased 0.6%; Consolidated Comparable Sales Flat

•	Q1 GAAP Diluted EPS Decreased 22%; Adjusted Diluted EPS Increased 12%

•	Q1 Cash Flow from Operations of $93 Million Deployed to Invest for Growth, Strengthen Balance Sheet and Return Value to Shareholders

•	Company Raises Low End of Fiscal 2026 EPS Guidance

PLANO, Texas, February 9, 2026 – Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”), the leader in professional hair color, today announced financial results for its first quarter ended December 31, 2025. The Company will hold a conference call today at 7:30 a.m. Central Time to discuss these results and its business.

“Our first quarter performance marks a strong start to fiscal 2026,” said Denise Paulonis, president and chief executive officer. “We achieved top line results that met our expectations, maintained healthy gross margins and delivered adjusted EPS growth of 12% - consistent with our long-term financial algorithm. Our robust cash flow from operations enabled us to invest for growth, reduce debt and return value to shareholders. We also made continued progress on our strategic initiatives designed to accelerate growth and increase profitability.”

Fiscal 2026 First Quarter Summary

•	Consolidated net sales of $943 million, an increase of 0.6% compared to the prior year;

•	Consolidated comparable sales were flat;

•	Global e-commerce sales of $111 million, representing 11.7% of net sales;

•	GAAP gross margin expansion of 40 basis points to 51.2%;

•	Adjusted Gross Margin expansion of 50 basis points to 51.3%;

•	GAAP selling, general and administrative expenses of $407 million, an increase of $31 million compared to the prior year;

•	Adjusted Selling, General and Administrative Expenses of $404 million, an increase of $6 million compared to the prior year;

•	GAAP operating earnings of $76 million and GAAP operating margin of 8.1%;

•	Adjusted Operating Earnings of $80 million and Adjusted Operating Margin of 8.5%;

•	GAAP diluted net earnings per share of $0.45, a decrease of 22% compared to the prior year;

•	Adjusted Diluted Net Earnings Per Share of $0.48, an increase of 12% compared to the prior year;

•	Cash flow from operations of $93 million and Free Cash Flow of $57 million; and

•	Completed $20 million in term loan repayment and $21 million in share repurchases.

Balance Sheet and Cash Flow

As of December 31, 2025, the Company had cash and cash equivalents of $157 million and no outstanding borrowings under its asset-based revolving line of credit. At fiscal year-end, inventory was $979 million, down 2.7% versus a year ago.

First quarter cash flow from operations was $93 million and Free Cash Flow totaled $57 million. During the first quarter, the Company utilized its cash flow to repay $20 million of term loan B debt and repurchase 1.4 million shares under its share repurchase program at an aggregate cost of $21 million. The Company ended the first quarter with a net debt leverage ratio of 1.5x.

Fiscal 2026 First Quarter Segment Results

	Sally Beauty				Beauty Systems Group
(In thousands, except percentages)	Q1 FY26	Q1 FY25	Growth/(Decline)		Q1 FY26	Q1 FY25	Growth/(Decline)
Net Sales	$531,601	$525,446	1.2%		$411,567	$412,449	(0.2)%
Comparable Sales Growth/(Decline)	0.1%	1.7%	(160	) bps	(0.2)%	1.4%	(160	) bps
Gross Margin	59.8%	59.6%	20	bps	40.2%	39.7%	50	bps
Operating Earnings	$77,897	$79,874	(2.5)%		$53,907	$50,469	6.8%
Operating Margin	14.7%	15.2%	(50	) bps	13.1%	12.2%	90	bps

Fiscal Year 2026 Guidance*

Second Quarter
Consolidated Net Sales	$895 million to $905 million (1)
Comparable Sales	Up 0.5% to 1.5%
Adjusted Operating Earnings	$68 million to $71 million
Adjusted Diluted EPS	$0.39 to $0.42

(1)	Assumes approximately 100 basis points of favorable impact from expected foreign currency rates

Full Year	Prior FY26 Guidance	Updated FY26 Guidance
Consolidated Net Sales	$3.71 billion to $3.77 billion (1)	No change
Comparable Sales	Flat to up 1%	No change
Adjusted Operating Earnings	$328 million to $342 million	No change
Adjusted Diluted EPS	$2.00 to $2.10 (2)	$2.02 to $2.10 (2)
Capital Expenditures	Approximately $100 million	No change
Free Cash Flow	Approximately $200 million	No change

(1)	Assumes approximately 50 basis points of favorable impact from expected foreign currency rates
(2)	Assumes 50% of Free Cash Flow goes towards share repurchases (Free Cash Flow defined as GAAP cash flows from operating activities less payments for capital expenditures)

*

The Company does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of its reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call and Where You Can Find Additional Information

The Company will hold a conference call and live webcast at approximately 7:30 a.m. Central Time today, February 9, 2026, to discuss its financial results and its business. During the conference call, the Company may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

Participants can listen to the live webcast of the conference call by accessing the investor relations section of the Company’s website at sallybeautyholdings.com/investor-relations/events-and-presentations/events-calendar, or through our third-party host at SBH Q1 Earnings Webcast. To join the conference call, participants can pre-register to receive a dial-in number and unique PIN using the following link: Pre-register SBH Q1 Earnings Call. Pre-registration can be completed at any time up to and following the call start time.

A replay will be available on the Company’s investor relations website after 10:00 a.m. Central Time on February 9, 2026, through February 9, 2027.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH), as the leader in professional hair color, sells and distributes professional beauty supplies globally through its Sally Beauty and Beauty Systems Group segments. Sally Beauty stores offer up to 7,000 products for hair color, hair care, nails, and skin care through proprietary brands such as Ion®, Bondbar®, Strawberry Leopard®, Generic Value Products®, Inspired by Nature® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, L’Oreal®, Wahl® and Babyliss Pro®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 8,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico®, Amika® and Moroccanoil®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com/investor-relations.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of words such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the “Risk Factors” described under Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and other filings with the U.S. Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Use of Non-GAAP Financial Measures

This news release and the schedules hereto include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (“GAAP”), and are therefore referred to as non-GAAP financial measures: (1) Adjusted Gross Margin; (2) Adjusted Selling, General and Administrative Expenses; (3) Adjusted EBITDA and EBITDA Margin; (4) Adjusted Operating Earnings and Operating Margin; (5) Adjusted Net Earnings; (6) Adjusted Diluted Net Earnings Per Share; and (7) Free Cash Flow. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted Gross Margin – We define the measure Adjusted Gross Margin as GAAP gross margin excluding the inventory write-off from the Company’s European operations in connection with the fuel for growth initiative for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted Selling, General and Administrative Expenses – We define the measure Adjusted Selling, General and Administrative Expenses as GAAP selling, general and administrative expenses excluding the costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted EBITDA and EBITDA Margin – We define the measure Adjusted EBITDA as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of net sales.

Adjusted Operating Earnings and Operating Margin – Adjusted operating earnings are GAAP operating earnings that exclude the costs related to the Company’s fuel for growth initiative and expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Operating Margin is Adjusted Operating Earnings as a percentage of net sales.

Adjusted Net Earnings – Adjusted net earnings is GAAP net earnings that exclude the tax-effected costs related to the Company’s fuel for growth initiative and tax-effected expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted Diluted Net Earnings Per Share – Adjusted diluted net earnings per share is GAAP diluted earnings per share that exclude the tax-effected costs related to the Company’s fuel for growth initiative and tax-effected expenses related to the Company’s corporate headquarters relocation for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Free Cash Flow – We define the measure Free Cash Flow as GAAP net cash provided by operating activities less payments for capital expenditures (net). We believe Free Cash Flow is an important liquidity measure that provides useful information to investors about the amount of cash generated from operations after taking into account payments for capital expenditures (net).

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and Board of Directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Supplemental Schedules

Segment Information	1
Non-GAAP Financial Measures Reconciliations	2
Non-GAAP Financial Measures Reconciliations; Adjusted EBITDA and Free Cash Flow	3
Store Count and Comparable Sales	4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2025	2024	Percentage Change
Net sales	$943,168	$937,895	0.6%
Cost of products sold	459,909	461,055	(0.2)%

Gross profit	483,259	476,840	1.3%
Selling, general and administrative expenses	407,324	376,520	8.2%

Operating earnings	75,935	100,320	(24.3)%
Interest expense	14,620	17,442	(16.2)%

Earnings before provision for income taxes	61,315	82,878	(26.0)%
Provision for income taxes	15,758	21,865	(27.9)%

Net earnings	$45,557	$61,013	(25.3)%

Earnings per share:
Basic	$0.47	$0.60	(21.7)%
Diluted	$0.45	$0.58	(22.4)%

Weighted average shares:
Basic	97,804	102,021
Diluted	100,765	104,974

			Basis Point Change
Comparison as a percentage of net sales
Consolidated gross margin	51.2%	50.8%	40
Selling, general and administrative expenses	43.2%	40.1%	310
Consolidated operating margin	8.1%	10.7%	(260)
Effective tax rate	25.7%	26.4%	(70)

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31	September 30
	2025	2025
Cash and cash equivalents	$157,185	$149,162
Trade and other accounts receivable	104,267	116,562
Inventory	978,789	987,575
Other current assets	45,444	48,154

Total current assets	1,285,685	1,301,453
Property and equipment, net	280,350	284,284
Operating lease assets	642,276	646,698
Goodwill and other intangible assets	593,929	593,692
Other assets	48,538	44,969

Total assets	$2,850,778	$2,871,096

Current maturities of long-term debt	$4,000	$4,000
Accounts payable	208,481	224,507
Accrued liabilities	158,576	184,641
Current operating lease liabilities	157,102	158,566
Income taxes payable	14,011	4,260

Total current liabilities	542,170	575,974
Long-term debt, including capital leases	842,531	861,974
Long-term operating lease liabilities	537,594	538,426
Other liabilities	21,985	21,026
Deferred income tax liabilities, net	82,933	79,489

Total liabilities	2,027,213	2,076,889
Total stockholders’ equity	823,565	794,207

Total liabilities and stockholders’ equity	$2,850,778	$2,871,096

Supplemental Schedule 1

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2025	2024	Percentage Change
Net sales:
Sally Beauty Supply (“Sally”)	$531,601	$525,446	1.2%
Beauty Systems Group (“BSG”)	411,567	412,449	(0.2)%

Total net sales	$943,168	$937,895	0.6%

Operating earnings:
Sally	$77,897	$79,874	(2.5)%
BSG	53,907	50,469	6.8%

Segment operating earnings	131,804	130,343	1.1%
Unallocated expenses (1)	55,869	30,023	86.1%
Interest expense	14,620	17,442	(16.2)%

Earnings before provision for income taxes	$61,315	$82,878	(26.0)%

	2025	2024	Basis Point Change
Segment gross margin:
Sally	59.8%	59.6%	20
BSG	40.2%	39.7%	50
Segment operating margin:
Sally	14.7%	15.2%	(50)
BSG	13.1%	12.2%	90
Consolidated operating margin	8.1%	10.7%	(260)

(1)

Unallocated expenses, including share-based compensation expense, consist of corporate and shared costs and are included in selling, general and administrative expenses. Additionally, unallocated expenses include costs associated with our Fuel for Growth initiative and a gain from the sale of our corporate headquarters during the three months ended December 31, 2024.

Supplemental Schedule 2

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2025
	As Reported (GAAP)	Fuel for Growth and Other (1)	Corporate HQ Relocation (2)	As Adjusted (Non-GAAP)
Cost of products sold	$459,909	$(907)	$—	$459,002
Consolidated gross margin	51.2%			51.3%
Selling, general and administrative expenses	407,324	(1,180)	(1,833)	404,311
SG&A expenses, as a percentage of sales	43.2%			42.9%
Operating earnings	75,935	2,087	1,833	79,855
Operating margin	8.1%			8.5%
Interest expense	14,620	—	—	14,620
Earnings before provision for income taxes	61,315	2,087	1,833	65,235
Provision for income taxes (3)	15,758	529	471	16,758

Net earnings	$45,557	$1,558	$1,362	$48,477

Earnings per share: (4)
Basic	$0.47	$0.02	$0.01	$0.50
Diluted	$0.45	$0.02	$0.01	$0.48

	Three Months Ended December 31, 2024
	As Reported (GAAP)	Fuel for Growth and Other (1)	Corporate HQ Relocation (2)	As Adjusted (Non-GAAP)
Cost of products sold	$461,055	$—	$—	$461,055
Consolidated gross margin	50.8%			50.8%
Selling, general and administrative expenses	376,520	(4,869)	26,640	398,291
SG&A expenses, as a percentage of sales	40.1%			42.5%
Operating earnings	100,320	4,869	(26,640)	78,549
Operating margin	10.7%			8.4%
Interest expense	17,442	—	—	17,442
Earnings before provision for income taxes	82,878	4,869	(26,640)	61,107
Provision for income taxes (3)	21,865	1,247	(6,851)	16,261

Net earnings	$61,013	$3,622	$(19,789)	$44,846

Earnings per share: (4)
Basic	$0.60	$0.04	$(0.19)	$0.44
Diluted	$0.58	$0.03	$(0.19)	$0.43

(1)	Fuel for Growth and other represents expenses primarily related expenses associated with our Fuel for Growth program and other non-recurring items.
(2)

For the three months ended December 31, 2025, corporate HQ relocation primarily represents duplicate rent expense on the new office prior to our relocation from our Denton corporate headquarters and expenses in connection with the relocation of our headquarters. For the three months ended December 31, 2024, corporate HQ relocation primarily represents the gain on the sale of our Denton corporate headquarters and certain assets within.

(3)

The provision for income taxes was calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized.

(4)	The sum of the earnings per share may not equal the full amount due to rounding of the calculated amounts.

Supplemental Schedule 3

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

	Three Months Ended December 31,
Adjusted EBITDA:	2025	2024	Percentage Change
Net earnings	$45,557	$61,013	(25.3)%
Add:
Depreciation and amortization	23,632	25,565	(7.6)%
Interest expense	14,620	17,442	(16.2)%
Provision for income taxes	15,758	21,865	(27.9)%

EBITDA (non-GAAP)	99,567	125,885	(20.9)%
Share-based compensation	7,555	6,053	24.8%
Fuel for Growth and Other	2,087	4,869	(57.1)%
Corporate HQ Relocation	1,833	(26,640)	106.9%

Adjusted EBITDA (non-GAAP)	$111,042	$110,167	0.8%

			Basis Point Change
Adjusted EBITDA as a percentage of net sales
Adjusted EBITDA margin	11.8%	11.7%	10

Free Cash Flow:	2025	2024	Percentage Change
Cash flows from operating activities	$93,239	$33,459	178.7%
Less: Payments for capital expenditures	35,784	20,078	78.2%
Plus: Proceeds from sales of property and equipment (1)	—	43,574	—

Free cash flow (non-GAAP)	$57,455	$56,955	0.9%

(1)	Represents the proceeds from the sale of our corporate headquarters.

Supplemental Schedule 4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Store Count and Comparable Sales

(Unaudited)

	As of December 31,
	2025	2024	Change
Number of stores:
Sally	3,090	3,123	(33)
BSG:
Company-operated stores	1,194	1,199	(5)
Franchise stores	131	131	—

Total BSG	1,325	1,330	(5)

Total consolidated	4,415	4,453	(38)

Number of BSG salon business consultants (1)	590	639	(49)

(1)	BSG salon business consultants (SBC) include 182 and 191 sales consultants employed by our franchisees at December 31, 2025 and 2024, respectively.

	Three Months Ended December 31,
	2025	2024	Basis Point Change
Comparable sales growth (decline):
Sally	0.1%	1.7%	(160)
BSG	(0.2)%	1.4%	(160)
Consolidated	0.0%	1.6%	(160)

Our comparable sales include sales from stores that have been operating for 14 months or longer as of the last day of a month and e-commerce revenue. Additionally, our comparable sales include sales to franchisees and full-service sales. Our comparable sales amounts exclude the effect of changes in foreign exchange rates and sales from stores relocated until 14 months after the relocation. Revenue from acquired stores is excluded from our comparable sales calculation until 14 months after the acquisition.